Exhibit 99.3

Lydall, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

Overview

On August 31, 2018, Lydall, Inc. (the “Company”) completed the acquisition of Interface Performance Materials ("Interface"), based in Lancaster, Pennsylvania. A globally-recognized leader in the delivery of engineered sealing solutions, the Interface operations manufacture wet-laid gasket and specialty materials primarily serving OEM and Tier I manufacturers in the agriculture, construction, earthmoving, industrial, and automotive markets. The acquisition was consummated pursuant to the terms of a Stock Purchase Agreement dated August 9, 2018, by and among the Company, Susquehanna Capital Acquisition Co., and Vulcan Global, LLC (the “Purchase Agreement”). Susquehanna Capital Acquisition Co. is the parent holding company of the Interface operations.

The transaction strengthens the Company's position as an industry-leading global provider of filtration materials and expands the Company's end markets into attractive adjacencies. The Company acquired Interface for $268.4 million, net of cash acquired of $5.2 million, subject to post-closing purchase price adjustments. The purchase price was financed with a combination of cash on hand and $261.4 million of borrowings from the Company's $450 million amended credit facility. Beginning with 2018 third quarter reporting, the acquired business was included in the Company's Performance Materials reporting segment.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 are presented as if the acquisition had occurred on January 1, 2017 and are based upon the unaudited condensed consolidated statements of operations of the Company for the nine months ended September 30, 2018 (as filed with the SEC in its Quarterly Report on Form 10-Q for the period ended September 30, 2018) and the unaudited condensed consolidated statements of operations of Interface for the eight months ended August 31, 2018.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 are presented as if the acquisition had occurred on January 1, 2017 and are based upon the audited consolidated statements of operations of the Company for the year ended December 31, 2017 (as filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2017) and the audited consolidated statement of earnings and comprehensive income of Interface for the year ended December 31, 2017 (attached as Exhibit 99.1 in this Current Report on Form 8-K/A).

The financial statements of the Company and Interface have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. There were no transactions between the Company and Interface for the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

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The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”). Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Acquisition accounting is preliminary and dependent upon fair value estimates that are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. The pro forma adjustments related to the acquisition are based upon available information and certain assumptions that management believes are reasonable under the circumstances and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements included in this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, the audited consolidated financial statements of Interface for the years ended December 31, 2017 and 2016 and the unaudited condensed consolidated financial statements of Interface for the periods ended June 30, 2018 and 2017. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

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Lydall, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2018

In thousands except per share data	Lydall, Inc.	Interface	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Net sales	$575,959	$102,469	$(10)	(a)	$678,418
Cost of sales	465,186	71,024	(2,346)	(b)(c)(d)(e)	533,864
Gross profit	110,773	31,445	2,336		144,554
Selling, product development and administrative expenses	74,755	32,002	(3,728)	(c)(d)(f)(g)(h)	103,029
Operating income (loss)	36,018	(557)	6,064		41,525
Interest expense	2,617	6,929	529	(i)(j)(k)	10,075
Other income, net	(93)	(534)	-		(627)
Income (loss) before income taxes	33,494	(6,952)	5,535		32,077
Income tax expense	5,854	1,872	(1,940)	(l)(m)	5,786
Income from equity method investment	(120)	-	-		(120)
Net income (loss)	$27,760	$(8,824)	$7,475		$26,411
Earnings per share:
Basic	$1.61				$1.54
Diluted	$1.60				$1.52
Weighted average number of common shares outstanding:
Basic	17,189				17,189
Diluted	17,339				17,339

See accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

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Lydall, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the year ended December 31, 2017

In thousands except per share data	Lydall, Inc.	Interface	Pro Forma Adjustments (Note 6)		Pro Forma Combined

Net sales	$698,437	$141,603	$-		$840,040
Cost of sales	535,375	99,342	1,189	(a)(b)(c)(d)(e)(f)	635,906
Gross profit	163,062	42,261	(1,189)		204,134
Selling, product development and administrative expenses	97,635	28,958	11,619	(a)(b)(e)(f)(g)	138,212
Operating income	65,427	13,303	(12,808)		65,922
Interest expense	2,720	10,039	675	(h)(i)(j)	13,434
Other expense (income), net	1,388	(10)	267	(e)(f)	1,645
Income (loss) before income taxes	61,319	3,274	(13,750)		50,843
Income tax expense	11,974	2,007	(5,754)	(k)(l)	8,227
Loss from equity method investment	28	-	-		28
Net income	$49,317	$1,267	$(7,996)		$42,588
Earnings per share:
Basic	$2.89				$2.50
Diluted	$2.85				$2.46
Weighted average number of common shares outstanding:
Basic	17,045				17,045
Diluted	17,317				17,317

See accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

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Notes to the unaudited pro forma condensed combined financial statements

Note 1 – The Transaction

On August 31, 2018, Lydall, Inc. (the “Company”) completed the acquisition of Interface Performance Materials ("Interface"), based in Lancaster, Pennsylvania. A globally-recognized leader in the delivery of engineered sealing solutions, the Interface operations manufacture wet-laid gasket and specialty materials primarily serving OEM and Tier I manufacturers in the agriculture, construction, earthmoving, industrial, and automotive markets. The acquisition was consummated pursuant to the terms of a Stock Purchase Agreement dated August 9, 2018, by and among the Company, Susquehanna Capital Acquisition Co., and Vulcan Global, LLC (the “Purchase Agreement”). Susquehanna Capital Acquisition Co. is the parent holding company of the Interface operations.

The transaction strengthens the Company's position as an industry-leading global provider of filtration materials and expands the Company's end markets into attractive adjacencies. The Company acquired Interface for $268.4 million, net of cash acquired of $5.2 million, subject to post-closing purchase price adjustments. The purchase price was financed with a combination of cash on hand and $261.4 million of borrowings from the Company's $450 million amended credit facility. Beginning with 2018 third quarter reporting, the acquired business was included in the Company's Performance Materials reporting segment.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (GAAP) and were derived based on the financial statements of the Company and Interface and adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition; (ii) factually supportable; and (iii) expected to have a continuing impact on the combined company's results. Adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements, which include assumptions utilized and reclassification adjustments in Interface accounting policy to conform with Company established policies. There were no transactions between Lydall and Interface for the periods presented in the pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are presented as if the acquisition had occurred on January 1, 2017.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines the Company’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2018 (as filed with the SEC in its Quarterly Report on Form 10-Q for the period ended September 30, 2018), which include the results of Interface from the date of the acquisition, and Interface’s unaudited condensed consolidated statement of earnings for the eight months ended August 31, 2018.

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The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the Company’s audited statement of operations for the year ended December 31, 2017 (as filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2017) with Interface’s audited consolidated statement of earnings and comprehensive income for the year ended December 31, 2017 (attached as Exhibit 99.1 in this Current Report on Form 8-K/A).

Under the acquisition method of accounting, the Company measures and recognizes separately from goodwill the fair value of all identifiable assets acquired and liabilities assumed as part of the acquisition as of August 31, 2018. For purposes of measuring the fair value of the assets acquired and liabilities assumed, the Company has applied the accounting guidance for fair value measurements in accordance with GAAP. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions, including historical and current market data. The preliminary allocation of the purchase price as detailed in Note 4, ("Purchase Price Allocation") in these unaudited pro forma condensed combined financial statements was based upon preliminary estimates and assumptions that are subject to change as the Company’s management finalizes the fair values of the assets acquired and liabilities assumed during the one year measurement period. The final purchase price allocation may differ from that reflected in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements reflect an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. Notwithstanding those items, management believes that the assumptions provide a reasonable basis for presenting all of the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

Transaction related costs have been excluded from the unaudited pro forma condensed combined statement of operations as they reflect non-recurring charges directly related to the acquisition.

The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements or cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other actions that could result from the acquisition.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to reflect the results of operations of the combined company that would have resulted had the acquisition been effective for the periods presented or the results that may be obtained by the combined company in the future.

Note 3 – Reclassifications

Reclassification adjustments have been made in the presentation of Interface amounts to conform to GAAP and to the Company’s presentation. Refer to Note 5(c) and Note 6(a)(d)(f).

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Note 4 — Purchase Price Allocation

Pursuant to the Company’s business combinations accounting policy, the total preliminary purchase price for Interface was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their preliminary fair values as of the acquisition date. The excess of the purchase price over the preliminary net assets (including identifiable intangible assets) was recorded as goodwill. The purchase price was allocated based upon preliminary estimates and assumptions that are subject to change as the Company finalizes the fair values of assets acquired and liabilities assumed over the one year measurement period. The final purchase price allocation may differ from that reflected in the pro forma condensed combined financial statements.

The following is a preliminary fair value estimate of the assets acquired and the liabilities assumed by the Company in the acquisition of Interface as of August 31, 2018:

(In thousands)
Accounts receivable	$25,182
Inventories	17,313
Prepaid expenses and other current assets	2,382
Property, plant and equipment	40,902
Goodwill	130,462
Other intangible assets	107,800
Other assets	308
Current liabilities	(11,319)
Deferred tax liabilities	(25,275)
Benefit plan liabilities	(18,352)
Other long-term liabilities	(1,031)
Total purchase price, net of cash acquired	$268,372

Identifiable intangible assets: The estimated fair value of the identifiable intangible assets and the weighted average estimated useful lives (in years) are as follows:

	Estimated Fair Value (In thousands)	Estimated Useful Life
Customer relationships	$104,600	13
Trade names	3,200	3
Total	$107,800

The estimated amortization of the identifiable intangible assets for the five years following the acquisition are as follows:

(In thousands)	2018	2019	2020	2021	2022
Customer relationships	$14,709	$13,034	$11,295	$9,965	$8,921
Trade names	1,261	384	-	-	-
Total	$15,970	$13,418	$11,295	$9,965	$8,921

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Goodwill: Represents the excess of the purchase consideration transferred over the fair value of assets acquired and liabilities assumed on the acquisition date. Goodwill is not amortized.

Deferred Tax Liabilities: Reflects the deferred taxes primarily related to fair value adjustments for acquired intangible assets, inventories and property, plant and equipment.

Note 5 – Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months ended September 30, 2018

The following pro forma adjustments were applied to the statements of operations for the Company and Interface for the nine months ended September 30, 2018 (in thousands):

(a)	To adjust Interface sales to conform with ASU 2014-09, “Revenue from Contracts with Customers” (“ASC Topic 606”)	$(10)

(b)	To adjust Interface cost of goods sold to conform with ASC Topic 606	$9

(c)	To reclass Interface expenses recorded in cost of goods sold to selling, product development and administrative expenses to conform with established Lydall policies	$1,112

(d)	To record additional depreciation expense resulting from the increased basis of property, plant and equipment acquired and depreciated using the straight-line basis over the estimated remaining useful lives. $147 of depreciation expense was recorded to cost of sales and $(132) to selling, product development and administrative expenses	$15

(e)	To remove the amortization of the step up in fair value of inventory acquired	$(1,390)

(f)	To record incremental amortization of intangible assets. The amortization of customer relationships and trade names has been calculated based on their respective fair values and amortized over their estimated lives (Note 4)	$8,643

(g)	To eliminate transaction expenses associated with the acquisition of which $2,626 were incurred by Lydall	$(7,724)

(h)	To remove Interface compensation related costs from selling, product development and administrative expense triggered at the time of the Acquisition.	$(5,627)

(i)	To record interest expense on $261,400 in borrowings to complete the Acquisition, using an interest rate of current LIBOR of 2.24%, plus 1.63%. Interest rates for the Amended Credit Facility are variable and the actual rate of interest can change from the assumed current LIBOR of 2.24% above. A 1/8% variance in the interest rate on the new borrowings would impact interest expense by approximately $245	$7,310

(j)	To eliminate Interface’s historical interest expense on debt settled prior to the Acquisition	$(6,681)

(k)	To record amortization of deferred financing costs of $129 and eliminate historical deferred financing costs of Interface	$(100)

(l)	To record the provision for income taxes. Provision for income taxes associated with pro forma entries was based on the Company’s estimated statutory tax rates, except for transaction expenses which were based on the effective tax rate	$385

(m)	To remove the impact of the historical tax valuation allowance recorded by Interface	$(2,325)

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Note 6 – Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2017

The following pro forma adjustments were applied to the statements of operations for the Company and Interface for the year ended December 31, 2017 (in thousands):

(a)	To reclass Interface costs recorded in cost of goods sold to selling, product development and administrative expenses to conform with established Lydall policies	$1,483

(b)	To record additional depreciation expense resulting from increased basis of property, plant and equipment acquired and depreciated using straight line basis over the estimated remaining useful lives. $815 of depreciation expense was recorded to cost of sales and $(159) to selling, product development and administrative expenses	$656

(c)	To record the amortization of the step up in fair value of inventory acquired	$1,975

(d)	To remove the LIFO allowance recorded by Interface to conform with established Lydall policy	$(104)

(e)	To reclassify Lydall's pension net benefit costs of $296 from cost of sales and $477 from selling, product development and administrative expenses to other expense (income), net, in accordance with the Lydall's adoption of Accounting Standards Update number 2017-07, "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" on January 1, 2018	$773

(f)	To reclassify Interface's pension net benefit income of $282 from cost of sales and $224 from selling, product development and administrative expenses to other expense (income), net, in accordance with the Lydall's adoption of Accounting Standards Update number 2017-07, "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" on January 1, 2018	$(506)

(g)	To record incremental amortization of intangible assets. The amortization of customer relationships and trade names has been calculated based on their respective fair values and amortized over their estimated lives (Note 4)	$10,548

(h)	To record interest expense on $261,400 in borrowings to complete the acquisition, using an interest rate of current LIBOR of 2.24%, plus 1.63%. Interest rates for the Amended Credit Facility are variable and the actual rate of interest can change from the assumed current LIBOR of 2.24% above. A 1/8% variance in the interest rate on the new borrowings would impact interest expense by approximately $327	$10,488

(i)	To eliminate Interface’s historical interest expense on debt settled prior to the Acquisition	$(9,662)

(j)	To record amortization of deferred financing costs of $193 and eliminate historical deferred financing costs of Interface	$(151)

(k)	To record the provision for income taxes. Provision for income taxes associated with pro forma entries was based on the Company’s estimated statutory tax rates, except for transaction expenses based on the effective tax rate	$(4,758)

(l)	To remove the impact of the historical tax valuation allowance recorded by Interface	$(996)

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